Exhibit 99.1

Life Partners Holdings announces receipt of Nasdaq notice of deficiency

WACO, TX - Feb. 4, 2015 - Life Partners Holdings Inc. (NASDAQ GS: LPHI), or the “company,” announced today that on February 2, 2015, the company received a letter from the Nasdaq Listing Qualifications department notifying the company that the minimum bid price per share for its common stock was below $1.00 for a period of 30 consecutive business days and that the company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1).

The company has a compliance period of 180 calendar days, or until August 3, 2015, to regain compliance with Nasdaq's minimum bid price requirement. If at any time during the 180-day compliance period, the closing bid price per share of the company's common stock is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide the company a written confirmation of compliance and the matter will be closed. In the event the company does not regain compliance with Rule 5450(a)(1) within this compliance period, it may be eligible for additional time. To qualify, the company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Nasdaq staff concludes that the company will not be able to cure the deficiency, or if the company determines not to submit the required materials or make the required representations, the company's common stock will be subject to delisting by Nasdaq.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the intent, beliefs, plans or expectations of the Company or its management, as well as any estimates or projections for the outcome of events that have not yet occurred at the time of this news release. All statements other than statements of historical fact are forward-looking statements. All forward-looking statements made by the Company are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the Company's control. Such factors include, but are not limited to: those described under the "Risk Factors" section and elsewhere in the Company's most recent Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on January 14, 2015, as well as in other past filings with the Securities and Exchange Commission; the risk that the Company may not be able to successfully comply with the minimum bid requirement within the 180 day compliance period, including for reasons outside of the Company's control; risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company's ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases including maintaining strategic control as debtor-in-possession, (ii) the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization, (iii) the effects of the Company's bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 cases as well the outcome of all other pending litigation and the outcome of the Bankruptcy case in general, (v) the length of time the Company will operate under the Chapter 11 protection, (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company's ability to develop and consummate a plan of reorganization, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company's liquidity or results of operations, (viii) the potential adverse effects of the Chapter 11 proceedings on regulatory and licensing agencies of our primary operating subsidiary, Life Partners, Inc., and (ix) increased legal costs to execute the Company's reorganization, and other risks and uncertainties. The Company cautions that the trading in the Company's securities during the pendency of the Chapter 11 case is highly speculative and poses substantial risks. A plan of reorganization could result in the Company's outstanding common stock to be diluted or extinguished and the holders of the Company's common stock may not receive any consideration. Accordingly, the Company's future performance and financial results may differ materially and/or adversely from those expressed or implied in any such forward-looking statements. You should not place undue reliance on forward-looking statements. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Life Partners Holdings, Inc. is the parent company of the world’s oldest company engaged in the secondary market for life insurance, commonly called “life settlements.” Since its incorporation in 1991, Life Partners, Inc. has completed over 162,000 transactions for its worldwide client base of over 30,000 high net worth individuals and institutions in connection with the purchase of over 6,500 policies totaling over $3.2 billion in face value.

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LPHI-G

Contact:

Andrea Atwell

LPHI Shareholder Relations

254-751-7797

info@LPHI.com

www.lphi.com